                                                                     EXHIBIT 7.a

                  AGREEMENT PURSUANT TO RULE 13d-1(k)(1) UNDER
                           THE SECURITIES ACT OF 1934


     For purposes of filing a statement on Schedule 13D with respect to shares of common stock, $0.05 par value, of BFX Hospitality Group, Inc. that may be deemed to be beneficially owned by the undersigned persons, each of the undersigned persons agrees that the Schedule 13D to which this agreement is attached as an exhibit may be filed on behalf of each of the undersigned.


                                              /s/ Terry Kearney
                                              ----------------------------------

                                              /s/ Frank J. Milan
                                              ----------------------------------

                                              /s/ Robert H. McLean
                                              ----------------------------------

                                              /s/ Walter D. Rogers
                                              ----------------------------------

                                              /s/ Robert Korman
                                              ----------------------------------

                                              /s/ Hampton Hodges
                                              ----------------------------------